FOR IMMEDIATE RELEASE:

RONALD E. ELMQUIST RESIGNS FROM RADIOSHACK BOARD

FORT WORTH, Texas – November 2, 2006 – RadioShack Corporation’s (NYSE: RSH) board of directors today accepted Ronald E. Elmquist’s resignation from his post as director. Elmquist has informed the company that he has resolved to devote his entire time and energies to his defense against charges recently filed against him in Clay County, Missouri.

About RadioShack Corporation
Fort Worth, Texas-based RadioShack Corporation (NYSE: RSH) is one of the nation’s most trusted consumer electronics specialty retailers and a growing provider of a variety of retail support services. The company operates through a network of sales channels, including: nearly 6,000 company and dealer stores; more than 100 RadioShack locations in Mexico and Canada; and more than 700 wireless kiosks. RadioShack’s knowledgeable and helpful sales associates deliver convenient product and service solutions within minutes of where 94 percent of all Americans either live or work. For more information on RadioShack Corporation, visit www.RadioShackCorporation.com. To learn more about RadioShack products and services or to purchase items online, visit www.RadioShack.com.

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For more information contact:

Brian White
RadioShack Corporation
817.415.3300
Media.Relations@RadioShack.com